Exhibit 23.4

RP® FINANCIAL, LC.
Advisory | Planning | Valuation

December 13, 2024

Boards of Directors

Marathon MHC

Marathon Bancorp, Inc.

Marathon Bank

500 Scott Street

Wausau, Wisconsin 54403

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Application for Conversion, and any amendments thereto, to be filed with the Federal Reserve Board, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission.  We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates and our statement concerning subscription rights and liquidation rights in such filings including the prospectus and proxy statement/prospectus of Marathon Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus and proxy statement/prospectus.

Sincerely,
RP® FINANCIAL, LC.

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